SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 29, 2013

First Connecticut Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	333-171913	45-1496206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Farm Glen Boulevard, Farmington, Connecticut 06032
(860) 676-4600
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.2.1	Amended and Restated Bylaws of First Connecticut Bancorp, Inc.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 29, 2013, the Board of Directors of First Connecticut Bancorp, Inc. (the “Company”) amended and restated the Company’s Bylaws (as so amended and restated, the “Bylaws”). The principal changes made to the Bylaws were to:

•  Provide for the automatic retirement of members of the Company’s Board of Directors upon a Director (i) reaching the age of seventy-two (72) and (ii) the next following annual meeting of shareholders at which directors are elected.  The previous automatic retirement provision of the Bylaws required a Director to retire upon reaching the age of seventy-two (72).

•  Eliminate the maximum number of members of the Governance and Nominating Committee of the Board of Directors.  The Bylaws had previously restricted the number of members of the Governance and Nominating Committee to five (5).

•  Make certain clarifying and conforming changes throughout the Bylaws.

The Bylaws as amended and restated are attached to this Current Report on Form 8-K. The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws attached hereto.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit Number	Description

3.2.1	Amended and Restated Bylaws of First Connecticut Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONNECTICUT BANCORP, INC.
Registrant

October 29, 2013	By: /s/ John J. Patrick, Jr.
John J. Patrick, Jr.
Chairman, President and
and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.2.1	Amended and Restated Bylaws of First Connecticut Bancorp, Inc.